EXHIBIT 4.2

                    CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

                                    Between

                             CORDEXA HOLDINGS, INC.
         ______________________________________________________________

                                       and

                              VITEL VENTURES, INC.

                                 October 1, 2004



                                TABLE OF CONTENTS
                                -----------------

ARTICLE  I CERTAIN DEFINITIONS. . . . . . . . . . . . . . . . . . .   1
   1.1  Certain Definitions . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II  PURCHASE AND SALE OF CONVERTIBLE DEBENTURES . . . . . .   3
   2.1  Purchase and Sale; Purchase Price . . . . . . . . . . . . .   3

ARTICLE III  REPRESENTATIONS AND WARRANTIES. .. . . . . . . . . . .   3
   3.1  Representations, Warranties and Agreements of the Company .   3
   3.2  Representations and Warranties of Vitel . . . . . . . . . .   5

ARTICLE IV  OTHER AGREEMENTS OF THE PARTIES . . . . . . . . . . . .   8
   4.1  Manner of Offering. . . . . . . . . . . . . . . . . . . . .   8
   4.2  Piggy Back Registration Rights. . . . . . . . . . . . . . .   8
   4.3  Blue Sky Laws . . . . . . . . . . . . . . . . . . . . . . .   9
   4.4  Furnishing of Rule 144(c) Materials . . . . . . . . . . . .   9
   4.5  Conversion Proceedures. . . . . . . . . . . . . . . . . . .   9
   4.6  Redemption Restrictions . . . . . . . . . . . . . . . . . .   9
   4.7  Merger or Consolidation . . . . . . . . . . . . . . . . . .   9
   4.8  Short Sales . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE V  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . .  10
   5.1  Entire Agreement; Amendments. . . . . . . . . . . . . . . .  10
   5.2  Notices . . . . . . . . . . . . . . . . . . . . . . . . . .  10
   5.3  Amendments; Waivers . . . . . . . . . . . . . . . . . . . .  11
   5.4  Headings. . . . . . . . . . . . . . . . . . . . . . . . . .  11
   5.5  Successors and Assigns. . . . . . . . . . . . . . . . . . .  11
   5.6  No Third Party Beneficiaries. . . . . . . . . . . . . . . .  11
   5.7  Governing Law; Venue; Service of Process. . . . . . . . . .  12
   5.8  Counterpart Signatures. . . . . . . . . . . . . . . . . . .  12
   5.9  Severability. . . . . . . . . . . . . . . . . . . . . . . .  12


EXHIBIT  LIST:

Exhibit  A     Convertible  Debenture

     THIS CONVERTIBLE DEBENTURE PURCHASE AGREEMENT ("Agreement") is made and entered into as of October 1, 2004, between Cordexa Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company") with its offices at 605-475 Howe Street, Vancouver, British Columbia V6C 2B3 Canada, and Vitel Ventures, Inc., a corporation organized under the laws of the Cayman Islands with its offices at 802 Grand Pavilion, 1st Floor, Grand Cayman, Cayman Islands BWI ("Vitel").

     WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to Vitel and Vitel desires to acquire from the Company an aggregate principal amount of Thirty-Five Thousand U.S. Dollars ($35,000) of the Company's Convertible Debentures, due October 1, 2005, at the aggregate price of Thirty-Five Thousand Dollars ($35,000) in the form of Exhibit A (the " Debentures") in exchange for the payment by Vitel of the Purchase Price (as herein defined).

     IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and Vitel agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

     1.1     Certain  Definitions.  As  used  in  this Agreement, and unless the
             --------------------
context requires a different meaning, the following terms have the meanings indicated:

     "Affiliate" means, with respect to any Person, any Person that, directly or
      ---------
indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     "Agreement"  shall have the meaning set forth in the introductory paragraph
      ---------
of  this  Agreement.

     "Business  Day"  means  any  day  except Saturday, Sunday and any day which
      -------------
shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government actions to close.

     "Change  of  Control" means the acquisition, directly or indirectly, by any
      --------------------
Person of ownership of, or the power to direct the exercise of voting power with respect to, a majority of the issued and outstanding voting shares of the Company.

     "Commission"  means  the  Securities  and  Exchange  Commission.
      ----------

     "Common  Stock"  means  shares  now or hereafter authorized of the class of
      -------------
common stock, par value $.001 per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

     "Company"  shall  have the meaning set forth in the introductory paragraph.
      -------

     "Conversion  Date"  shall  have  the  meaning  set forth in the Debentures.
      ----------------

     "Conversion Price" shall be $.10 per share of Common Stock, as set forth in
      ----------------
the  Debentures.



     "Debentures"  shall  have  the  meaning  set  forth  in  the  recital.
      ----------

     "Default"  means  any  event  or  condition  which  constitutes an Event of
      -------
Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Exchange  Act"  means  the  Securities  Exchange  Act of 1934, as amended.
      -------------

     "Execution  Date"  means  the  date  of this Agreement first written above.
      ---------------

     "Interest  Shares"  shall  mean  any  shares of Common Stock of the Company
      ----------------
issued  in  payment  of interest in accordance with the terms of the Debentures.

     "Material  Adverse  Effect"  shall  have  the  meaning set forth in Section
      -------------------------
3.1(a).

     "Notice  of  Conversion" shall have the meaning set forth in the Debenture.
      ----------------------

     "Original  Issuance  Date"  shall  have  the  meaning  set  forth  in  the
      ------------------------
Debentures.

     "Person"  means  an  individual  or  a  corporation,  partnership,  trust,
      ------
incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

     "Piggy  Back  Registration  Rights"  shall  have  the  meaning set forth in
      ---------------------------------
Section  4.2.

     "Proceeding"  means  an  action,  claim,  suit, investigation or proceeding
      ----------
(including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

     "Purchase  Price"  shall  have  the  meaning  set  forth in Section 2.1(a).
      ---------------

     "Redemption Price" shall mean an amount equal to one hundred percent (100%)
      -----------------
of the sum of (a) the outstanding principal balance of this Debenture at the date of redemption, and (b) all of the accrued and unpaid interest due on the Debenture at the date of redemption.

     "Vitel"  shall  have  the  meaning  in  the  introductory  paragraph.
      -----

     "Securities"  means  the Debentures, the Underlying Shares and the Interest
      ----------
Shares.

     "Securities  Act"  means  the  Securities  Act  of  1933,  as  amended.
      ---------------

     "Transaction  Documents"  means  this  Agreement  and  Exhibit  A  hereto.
      ----------------------

     "Underlying Shares" means the shares of duly issued Common Stock into which
      -----------------
the Debentures are convertible in accordance with the terms hereof and the Debentures.

                                   ARTICLE II

                   PURCHASE AND SALE OF CONVERTIBLE DEBENTURES

     2.1     Purchase  and  Sale;  Purchase  Price.
             -------------------------------------

(a) Subject to the terms and conditions set forth herein, the Company shall issue and sell and Vitel shall purchase an aggregate principal amount of Thirty-Five Thousand U.S. Dollars ($35,000) (the "Purchase Price") of the Debentures. The Debentures shall have the respective rights, preferences and privileges as set forth in the Debentures annexed hereto as Exhibit A.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     3.1     Representations,  Warranties  and  Agreements  of the Company.  The
             -------------------------------------------------------------
Company  hereby  makes  the  following  representations and warranties to Vitel:

(a)     Organization and Qualification.  The Company is a corporation, duly
        ------------------------------
incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than Cordexa Networks Corp., a Canadian corporation, incorporated on December 5, 2002 (the "Subsidiary"). The Subsidiary is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have a material adverse effect on the results of operations, assets, prospects, or financial condition of the Company and the Subsidiary, taken as a whole (a "Material Adverse Effect").

(b)     Authorization,  Enforcement.  The  Company  has  the requisite corporate
        ---------------------------
power and authority to enter into and to consummate the transactions contemplated hereby and by each other Transaction Document and to otherwise carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company. Each of this Agreement and each of the other Transaction Documents to which it is a party has been or will be duly executed by the Company and when delivered in accordance with the terms hereof or thereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

(c)     Issuance  of  Securities.  The  Debentures and the Underlying Shares and
        ------------------------
any Interest Shares have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued and delivered as provided hereunder or in the Debentures against payment in accordance with the terms hereof, shall be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms. The Company shall at all times while the Debentures are outstanding maintain an adequate reserve of shares of Common Stock to enable it to perform its obligations under this Agreement and the Debentures except as otherwise permitted in this Agreement or the Debentures. When issued in accordance with the terms hereof and the Debentures, the Securities will be duly authorized, validly issued, fully paid and non-assessable.

(d)     No Conflicts.  The execution, delivery and performance of this Agreement
        ------------
and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not
(i) conflict with or violate any provision of its Certificate of Incorporation or bylaws (each as amended through the date hereof) or (ii) be subject to obtaining any of the consents referred to in Section 3.1(e), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including, but not limited to, those of other countries and the federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except in the case of clause (ii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company is not being conducted in violation of its certificate of incorporation or by laws or in any material respect of any law, ordinance or regulation of any governmental authority.

(e)     Consents  and  Approvals.  The  Company has obtained the approval of its
        ------------------------
board of directors and stockholders in connection with the execution, delivery and performance by the Company of this Agreement.

(f)        Current  Registration  Statement on Form SB-2.  The Company currently
           ---------------------------------------------
has a registration statement filed with and in review by the Commission. This registration statement was initially filed on April 8, 2003 and has not been declared effective by the Commission. The registration statement will offer for sale 1,026,500 shares of the Company's Common Stock now held by certain selling shareholders.

(g)     Litigation; Proceedings.  There is no action, suit, notice of violation,
        -----------------------
proceeding or investigation pending or, to the best knowledge of the Company, threatened against the Company or any of its properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which could have a Material Adverse Effect on the Company or which relates to or challenges the legality, validity or enforceability of any of the Transaction Documents, the Debentures, the Underlying Shares and the Interest Shares.

     (h)     No  Default  or Violation.  The Company (i) is not in default under
             -------------------------
or in vio-lation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except such defaults or violations as do not have a Material Adverse Effect, (ii) is not in violation of any order of any court, arbitrator or governmental body, except for such violations as do not have a Material Adverse Effect, or (iii) is not in violation of any statute, rule or regulation of any governmental authority which could (individually or in the aggregate) (x) adversely affect the legality, validity or enforceability of this Agreement, (y) have a Material Adverse Effect or (z) adversely impair the Company's ability or obligation to perform fully on a timely basis its obligations under this Agreement.

     3.2     Representations  and  Warranties of Vitel.  Vitel hereby represents
             -----------------------------------------
and  warrants  to  the  Company  as  follows:

(a)     Organization;  Authority.  Vitel  is a corporation, duly organized,
        ------------------------
validly existing and in good standing under the laws of the jurisdiction of its formation with the requisite power and authority to enter into and to consummate the transactions contemplated hereby and by the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The acquisition of the Debentures to be purchased by Vitel hereunder has been duly authorized by all necessary action on the part of Vitel. This Agreement has been duly executed and delivered by Vitel and constitutes the valid and legally binding obligation of Vitel, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to, or affecting generally the enforcement of, creditors rights and remedies or by other general principles of equity.

(b)     Investment Intent.  Vitel is acquiring the Debentures to be purchased by
        -----------------
it hereunder, and will acquire the Underlying Shares relating to such Debentures, for its own account for investment purposes only and not with a view to or for distributing or reselling such Debentures or Underlying Shares or any part thereof or interest therein, without prejudice, however, to such Vitel's right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Debentures or Underlying Shares in compliance with applicable federal and state securities laws.

(c)     Experience  of  Vitel.  Vitel,  either  alone  or  together  with  its
        ---------------------
representatives,  has  such knowledge, sophistication and experience in business
        -
and financial matters so as to be capable of evaluating the merits and risks of an investment in the Securities to be acquired by it hereunder, and has so evaluated the merits and risks of such investment.

(d)     Ability  of Vitel to Bear Risk of Investment.  Vitel is able to bear the
        --------------------------------------------
economic risk of an investment in the Securities to be acquired by it hereunder and, at the pre-sent time, is able to afford a complete loss of such investment.

(e)     Access  to Information. Vitel acknowledges that it has been afforded (i)
        ----------------------
the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Securities; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(f)     Reliance.  Vitel  understands  and  acknowledges that (i) the Debentures
        --------
being offered and sold to it hereunder are being offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under section 4(2) and Regulation S under the Securities Act and (ii) the availability of such exemption depends in part on, and that the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Vitel hereby consents to such reliance.

(g)     Regulation  S.  Vitel  understands  and  acknowledges  that  (A)  the
        -------------
Debentures have not been registered under the Securities Act, are being sold in reliance upon an exemption from registration afforded by Regulation S; and that the Debentures have not been registered with any state securities commission or authority; (B) pursuant to the requirements of Regulation S, the Debentures and Underlying Shares may not be transferred, sold or otherwise exchanged unless in compliance with the provisions of Regulation S and/or pursuant to registration under the Securities Act, or pursuant to an available exemption hereunder; and (C) the Company is under no obligation to register the Debentures or Underlying Shares under the Securities Act or any state securities law, or to take any action to make any exemption from any such registration provisions available.

     Vitel is not a U.S. Person and is not acquiring the Debentures for the account of any U.S. Person; (B) no director or executive officer of Vitel is a national or citizen of the United States; and (C) it is not otherwise deemed to be a "U.S. Person" within the meaning of Regulation S.


     Vitel is purchasing the Debentures for its own account and risk and not for the account or benefit of a U.S. Person as defined in Regulation S and no other person has any interest in or participation in the Debentures or any right, option, security interest, pledge or other interest in or to the Debentures. Vitel understands, acknowledges and agrees that it must bear the economic risk of its investment in the Debentures for an indefinite period of time and that prior to any such offer or sale, the Company may require, as a condition to effecting a transfer of the Debentures, an opinion of counsel, acceptable to the Company, as to the registration or exemption therefrom under the Securities Act and any state securities acts, if applicable.

     Vitel will, after the expiration of the Restricted Period, as set forth under Regulation S Rule 903(b)(3)(iii)(A), offer, sell, pledge or otherwise transfer the Debentures and Underlying Shares only in accordance with Regulation S, or pursuant to an available exemption under the Securities Act and, in any case, in accordance with applicable state securities laws. The transactions contemplated by this Agreement have neither been pre-arranged with a purchaser who is in the U.S. or who is a U.S. Person, nor are they part of a plan or scheme to evade the registration provisions of the United States federal securities laws.

     The offer leading to the sale evidenced hereby was made in an "offshore transaction." For purposes of Regulation S, Vitel understands that an "offshore transaction" as defined under Regulation S is any offer or sale not made to a person in the United States and either (A) at the time the buy order is originated, the purchaser is outside the United States, or the seller or any person acting on his behalf reasonably believes that the purchaser is outside the United States; or (B) for purposes of (1) Rule 903 of Regulation S, the transaction is executed in, or on or through a physical trading floor of an established foreign exchange that is located outside the United States or (2) Rule 904 of Regulation S, the transaction is executed in, on or through the facilities of a designated offshore securities market, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the U.S.

     Neither Vitel nor any Affiliate or any Person acting on Vitel's behalf, has made or is aware of any "directed selling efforts" in the United States, which is defined in Regulation S to be any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Debentures being purchased hereby.

     Vitel understands that the Company is the seller of the Debentures which are the subject of this Agreement, and that, for purpose of Regulation S, a "distributor" is any underwriter, dealer or other person who participates, pursuant to a contractual arrangement, in the distribution of securities offered or sold in reliance on Regulation S and that an "affiliate" is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any person in question. Vitel agrees that Vitel will not, during the Restricted Period set forth under Rule 903(b)(iii)(A), act as a distributor, either directly or though any affiliate, nor shall it sell, transfer, hypothecate or otherwise convey the shares of Debentures other than to a non-U.S. Person.

     Vitel acknowledges that the Debentures will bear a legend in substantially the following form:

THE DEBENTURES REPRESENTED BY THIS CERTIFICATE HAVE BEEN OFFERED AND SOLD IN AN "OFFSHORE TRANSACTION" IN RELIANCE UPON REGULATION S AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION. ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE TRANSFERRED OTHER THAN IN ACCORDANCE WITH REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY. THE SECURITIES REPRESENTED BY THIS CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT.

     The Company acknowledges and agrees that Vitel makes no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

                                   ARTICLE IV

                         OTHER AGREEMENTS OF THE PARTIES

     4.1     Manner  of  Offering.  The  Securities are being issued pursuant to
             --------------------
section  4(2)  and  Regulation  S  of  the  Securities  Act.

     4.2    Piggy  Back  Registration  Rights. If  the  Company  registers  any
            ------------------------------
securities for public sale, the Vitel stockholders shall have piggyback registration rights under this Agreement to include their shares in the registration. This does not include the right register shares in the current registration statement filed with the Commission on April 8, 2003 referenced in this Section 3.1. The underwriters of any underwritten offering have the right
      ------------
to limit the number of shares registered by these stockholders due to marketing reasons, provided that the number of shares held by Vitel stockholders with Piggyback Registration Rights may not be limited to less than 30% of the total number of shares to be included in the registration. We must pay all expenses, except for underwriters' discounts and commissions, incurred in connection with these piggyback registration rights.

     4.3    Blue Sky Laws.  The Company shall cooperate with Vitel in connection
            ---------------
with the exemption from registration of the Securities under the securities or Blue Sky laws of such jurisdictions as Vitel may request; provided, however, that the Company shall be not required in connection therewith to qualify as a foreign corporation where they are not now so qualified.

     4.4    Furnishing of Rule 144(c) Materials.  The Company shall, for so long
            ------------------------------------
as any of the Securities remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, make available to any registered holder of the Securities ("Holder" or "Holders") in connection with any sale thereof and any prospective Holder of such Securities from such Person, such information in accordance with Rule 144(c) promulgated under the Securities Act as is required to sell the Securities under Rule 144 promulgated under the Securities Act.

     4.5    Conversion  Procedures.  The  Debentures  set  forth the procedures,
            -----------------------
including such other information and instructions as may be reasonably necessary to enable the Holder or its permitted transferee(s) to exercise the right of conversion smoothly and expeditiously.

     4.6    Redemption  Restrictions.  Notwithstanding  any  provision  of this
            ------------------------
Agreement to the contrary, if any redemption of the Debentures otherwise required under this Agreement or the Debentures would be prohibited in the absence of consent from any lender to the Company, or by the holders of any class of securities of the Company, the Company shall use its best efforts to obtain such consent as promptly as practicable after any such redemption is required. Interest payable by the Company with respect to any such redemption shall accrue in accordance with the terms of the Debenture until such consent is obtained. Nothing contained in this Section 4.6 shall be construed as a waiver by Vitel of any rights it may have by virtue of any breach of any representation or warranty of the Company herein as to the absence of any requirement to obtain any such consent.

     4.7    Merger  or  Consolidation.  Until  the  full  conversion  of  the
            -------------------------
Debentures, in the event that the Company and each Subsidiary engages, in a single transaction or a series of related transactions, that cause it to (i) consolidate with or merge with or into any other Person, (ii) permit any other Person to consolidate with or merge into it, or (iii) undergo a Change of Control, then at the option of the Company exercisable by giving thirty (30) days written notice to Vitel, the Company may request that Vitel convert all Debentures then held by Vitel into Common Stock upon the terms and conditions set forth in the Debenture. If Vitel does not comply with such request, the Company may redeem all Debentures held by Vitel at an aggregate purchase price equal to the Redemption Price.

     4.8    Short  Sales.  Vitel  agrees  it  will not enter into any Short
            -------------
Sales (as hereinafter defined) until the date that Vitel no longer owns any Debentures or shares of Company Common Stock. For purpose hereof, a "Short Sale" shall mean a sale of Common Stock by Vitel that is marked as a short sale and that is made at a time when there is no equivalent offsetting long position in the Common Stock by Vitel.

                                    ARTICLE V

                                  MISCELLANEOUS

     5.1     Entire  Agreement;  Amendments.  This  Agreement, together with the
             ------------------------------
Exhibit annexed hereto, and any other Transaction Document contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters. This Agreement shall be deemed to have been drafted and negotiated by both parties hereto and no presumptions as to interpretation, construction or enforceability shall be made by or against either party in such regard.

     5.2    Notices.  Any notice, request, demand, waiver, consent, approval, or
            -------
other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed to have been duly given only if delivered to the party personally or sent to the party by facsimile upon electronic confirmation and receipt (promptly followed by a hard-copy delivered in accordance with this Section 5.2) or three days after being mailed by registered or certified mail (return receipt requested), with postage and registration or if sent by nationally recognized overnight courier, one day after being mailed certification fees thereon prepaid, addressed to the party at its address set forth below:

If to Company:      Cordexa  Holdings,  Inc
                    605-475  Howe  Street
                    Vancouver,  British  Columbia  V6C  2B3
                    Canada
                    Attn:  Scott  Kerr
                    Tel:  604.647.1180
                    Fax:  604.608.5482

With  a  copy  to:  Gottbetter  &  Partners,  LLP
                    488  Madison  Avenue,  12th  Floor
                    New  York,  NY  10022
                    Attn:  Adam  S.  Gottbetter,  Esq.
                    Tel:  (212)  400-6900
                    Fax:  (212)  400-6901

If  to  Vitel:      Vitel  Ventures,  Inc.
                    802  Grand  Pavillion,  1st  Floor
                    Grand  Cayman
                    Cayman  Islands,  BWI
                    Attn:  Mark  Tompkins
                    Tel:  (345)  946-4400
                    Fax:  (345)  946-8614

With  a  copy  to:  Gottbetter  &  Partners,  LLP
                    488  Madison  Avenue,  12th  Floor
                    New  York,  NY  10022
                    Attn:  Adam  S.  Gottbetter,  Esq.
                    Tel:  (212)  400-6900
                    Fax:  (212)  400-6901

or such other address as may be designated hereafter by notice given pursuant to the terms of this Section 5.2.

     5.3     Amendments;  Waivers.  No provision of this Agreement may be waived
             --------------------
or amended except in a written instrument signed, in the case of an amendment, by both the Company and Vitel, by the consent of the holders of a majority of the principal balance of the Debentures then outstanding or, in the case of a waiver, by the party against whom enforce-ment of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     5.4    Headings.  The  headings  herein  are  for  convenience only, do not
             --------
constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     5.5    Successors  and Assigns.  This  Agreement  shall be binding upon and
            -----------------------
inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement and any of the rights, interests or obligations hereunder may be assigned by Vitel to an accredited investor without the consent of the Company as long as such assignee agrees to be bound by this Agreement. This Agreement and any of the rights, interests or obligations hereunder may not be assigned by the Company without the prior written consent of Vitel.

     5.6    No  Third  Party  Beneficiaries.  This Agreement is intended for the
            -------------------------------
benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     5.7    Governing  Law;  Venue;  Service  of  Process.  The  parties  hereto
            ---------------------------------------------
acknowledge that the transactions contemplated by this Agreement bear a reasonable relation to the State of New York. The parties hereto agree that the internal laws of the State of New York shall govern this Agreement and the exhibits hereto, including, but not limited to, all issues related to usury. Any action to enforce the terms of this Agreement or any of its exhibits shall be brought exclusively in the state and/or federal courts situated in the County and State of New York. Service of process in any action to enforce the terms of this Agreement may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to the other party at its principal address set forth in this Agreement.

     5.8    Counterpart  Signatures.  This  Agreement  may be executed in two or
            -----------------------
more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

     5.9    Severability.  In  case  any  one  or more of the provisions of this
            ------------
Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first indicated above.

Cordexa  Holdings,  Inc.                    Vitel  Ventures,  Inc.:


By:  /s/Scott  Kerr                         By:  /s/Mark  Tompkins
     --------------                              -----------------
     Name:  Scott  Kerr                          Name:  Mark  Tompkins
     Title:  President                           Title:  President

                                    EXHIBIT A

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER SECTION 4(2) OF OR REGULATION S PROMULGATED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

US  $35,000                                                    October  1,  2004

                    CONVERTIBLE DEBENTURE DUE OCTOBER 1, 2005

     THIS DEBENTURE of Cordexa Holdings, Inc., a Delaware corporation (the "Company") in the aggregate principal amount of Thirty-Five Thousand Dollars (US $35,000), is designated as its $35,000 Convertible Debenture due October 1, 2005 (the "Debentures").

     FOR VALUE RECEIVED, the Company promises to pay to Vitel Ventures, Inc. (the "Holder"), the principal sum of Thirty-Five Thousand Dollars (US $35,000), on or prior to October 1, 2005 (the "Maturity Date"), and to pay interest to the Holder on the principal sum at the rate of ten percent (10%) per annum. Except as otherwise provided herein, interest shall accrue daily commencing on October 1, 2004 in the form of cash or Common Stock of the Company selected by the Company subject to the provisions of Section 2(b) hereof, until payment in full of the principal sum, together with all accrued and unpaid interest, has been made or duly provided for. This Debenture shall be paid to the person in whose name this Debenture (or one or more successor Debentures) is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register"); provided however, that the Company's obligation to a transferee of this Debenture shall arise only if such transfer, sale or other disposition is made in accordance with the terms and conditions hereof and of the Convertible Debenture Purchase Agreement (the "Purchase Agreement") by and between the Company and Vitel Ventures, Inc.), dated as of October 1, 2004, as the same may be amended from time to time. A transfer of the right to receive principal under this Debenture shall be transferable only through an appropriate entry in the Debenture Register as provided herein.

     This  Debenture  is  subject  to  the  following  additional  provisions:

     Section  1.     Definitions.  Capitalized  terms  used  and  not  otherwise
     ----------      -----------
defined herein shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

     "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government actions to close.

     "Change of Control" means the acquisition, directly or indirectly, by any Person of ownership of, or the power to direct the exercise of voting power with respect to, a majority of the issued and outstanding voting shares of the Company.

     "Company" shall mean Cordexa Holdings, Inc. (as defined in the Purchase Agreement).

     "Common Stock" shall mean the Common Stock (as defined in the Purchase Agreement).

     "Conversion  Date" shall have the meaning set forth in Section 4(a) hereof.

     "Conversion Ratio" means, at any time, a fraction, the numerator of which is the then outstanding principal amount represented by the Debentures plus accrued but unpaid interest thereon, and the denominator of which is the conversion price at such time.

     "Fixed Conversion Price" shall have the meaning set forth in Section 4(c)(i) hereof.

     "Notice of Conversion" shall have the meaning set forth in Section 4(a) hereof.

     "Original Issuance Date" shall mean the date of the first issuance of this Debenture regardless of the number of transfers hereof.

     "Purchase Agreement" shall mean the Convertible Debenture Purchase Agreement dated October 1, 2004 between the Company and Vitel Ventures, Inc.

     "Redemption Price" shall mean an amount equal to one hundred percent (100%) of the sum of (a) the outstanding principal balance of this Debenture at the date of redemption, and (b) all of the accrued and unpaid interest due on the Debenture at the date of redemption.

     Section  2.     Denominations  of  Debentures,  Interest.
     ----------

     (a) The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same, but shall not be issuable in denominations of less than integral multiplies of Five Thousand Dollars (US$5,000.00). No service charge to the Holder will be made for such registration of transfer or exchange.

     (b) Interest accrued on the principal outstanding sum of the Debenture shall be due and payable on each October 1 or until the sum of the Debenture has been paid in full. In the event the Company elects to pay interest with Common Stock, the Common stock shall be valued at $.10 Per Share.

     Section  3.     Events  of  Default  and  Remedies.
     ----------      ----------------------------------
     I. "Event of Default," when used herein, means any one of the following events (whatever the reason and whether any such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

     (a) any default in the payment of the principal or interest on this Debenture as and when the same shall become due and payable either at the Maturity Date, by acceleration, conversion, or otherwise;

     (b) the Company shall fail to observe or perform any other material covenant, agreement or warranty contained in, or otherwise commit any breach of, this Debenture, and such failure or breach shall not have been remedied within ten (10) Business Days of its receipt of notice of such failure or breach;

     (c) the occurrence of any event or breach or default by the Company under the Purchase Agreement or any other of the Transaction Documents and, if there is a cure period, such failure or breach shall not have been remedied within the cure period provided for therein;

     (d) the Company or any of its Subsidiaries shall commence a voluntary case under the United States Bankruptcy Code as now or hereafter in effect or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company under the Bankruptcy Code and the petition is not controverted within thirty (30) days, or is not dismissed within sixty (60) days, after commencement of the case; or a "custodian" (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Company or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such proceeding which remains undismissed for a period of sixty (60) days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of thirty (30) days; or the Company makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state in writing that it is unable to pay its debts generally as they become due; or the Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing;

     (e) the Company shall default in any of its obligations under any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company in an amount exceeding One Hundred Thousand Dollars ($100,000.00), whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or

     (f) the Company shall issue a press release, or otherwise make publicly known, that it is not honoring a properly executed and duly delivered Notice of Conversion complying with the terms of this Debenture, the Purchase Agreement or any other Transaction Document, for any reason whatsoever.

     II. (a) If any Event of Default occurs, and continues beyond a cure period, if any, then the Holder may, by written notice to the Company, accelerate all of the payments due hereunder by declaring all amounts so due, whereupon an amount equal to the Redemption Price shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are waived by the Company, notwithstanding anything contained herein to the contrary, and the Holder may immediately and without expiration of any additional grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. This shall include, but not be limited to the right to temporary, preliminary and permanent injunctive relief without the requirement of posting any bond or undertaking.

     (b) The Holder may thereupon proceed to protect and enforce its rights either by suit in equity and/or by action at law or by other appropriate proceedings whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Debenture or in aid of the exercise of any power granted in this Debenture, and proceed to enforce the payment of any of the Debentures held by it, and to enforce any other legal or equitable right of such Holder.

     (c)     Except  as  expressly provided for herein, the Company specifically
(i) waives all rights it may have (A) to notice of nonpayment, notice of default, demand, presentment, protest and notice of protest with respect to any of the obligations hereunder or the shares of Common Stock and (B) notice of acceptance hereof or of any other action taken in reliance hereon, notice and opportunity to be heard before the exercise by the Holder of the remedies of self-help, set-off, or other summary procedures and all other demands and notices of any type or description except for cure periods, if any; and (ii) releases the Holder, its officers, directors, agents, employees and attorneys from all claims for loss or damage caused by any act or failure to act on the part of the Holder, its officers, attorneys, agents, directors and employees except for gross negligence or willful misconduct.

     (d) As a non-exclusive remedy, upon the occurrence of an Event of Default, the Holder may convert the remaining principal amount of the Debentures at the Fixed Conversion Price upon giving a Notice of Conversion to the Company. Except as otherwise provided herein, the Company shall not have the right to object to the conversion.

     Section  4.     Conversion.
     ----------      ----------
     (a) Except as otherwise set forth herein or in the Purchase Agreement, the unpaid principal amount of this Debenture shall be convertible into shares of Common Stock at $.10 per share at the option of the Holder, in whole or in part, at any time, commencing on the Original Issuance Date. Any conversion under this Section 4(a) shall be for a minimum principal amount of $5,000.00 of the Debentures. The Holder shall effect conversions by surrendering the Debenture to be converted to the Company, together with the form of notice attached hereto as Appendix I ("Notice of Conversion") in the manner set forth in Section 4 hereof. Each Notice of Conversion shall specify the principal amount of Debentures to be converted and the date on which such conversion is to be effected (the "Conversion Date") which date shall not be less than ten (10) Business Days after the date on which the Notice of Conversion is delivered to the Company. If the Holder is converting less than all of the principal amount represented by the Debentures tendered by the Holder in the Notice of Conversion, the Company shall deliver to the Holder a new Debenture for such principal amount as has not been converted within ten (10) Business Days of the Conversion Date. In the event that the Company holds the Debentures on behalf of the Holder, the Company agrees that in lieu of surrendering the Debentures upon every partial conversion, the Company shall give the Company and the Holder written notice of the amount of the Debentures left unconverted. Upon conversion in full of the Debentures or upon the Maturity Date, the Company shall retain the Debentures for cancellation.

     (b) Not later than ten (10) Business Days after the Conversion Date, the Company shall deliver to the Holder (i) a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of the Debentures, and once the Debentures so converted in part shall have been surrendered to the Company, the Company shall deliver to the Holder Debentures in the principal amount of the Debentures not yet converted; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of the Debentures, until the Debentures are either delivered for conversion to the Company or any transfer agent for the Debentures or Common Stock, or the Holder notifies the Company that such Debentures have been lost, stolen or destroyed and provides an affidavit of loss and an agreement reasonably acceptable to the Company indemnifying the Company from any loss incurred by it in connection with such loss, theft or destruction. In the case of a conversion pursuant to a Notice of Conversion, if such certificate or certificates are not delivered by the date required under this Section 4(b), the Holder shall be entitled, upon providing written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event, the Company shall immediately return the Debentures tendered for conversion.

      (c) (i)     The  conversion  price for the Debentures in effect on any
Conversion  Date  is  $.10  Per  Share.

          (ii) If the Company, at any time while any of the Debentures are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification any shares of capital stock of the Company, the Fixed Conversion Price as applied in Section 4(c)(i) shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock of the Company outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such event. Any adjustment made pursuant to this Section 4(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification, provided that no adjustment shall be made if the Company does not complete such dividend, distribution, subdivision, combination or reclassification.

          (iii) All calculations under this Section 4 shall be made to the nearest 1/1000th of a cent or the nearest 1/1000th of a share, as the case may be. Any calculation equal to or over .005 shall be rounded up to the next cent or share and any calculation less than .005 shall be rounded down to the previous cent or share.

          (iv) Whenever the Fixed Conversion Price is adjusted pursuant to this Section 4, the Company shall within ten (10) Business Days after the determination of the new Fixed Conversion Price mail and fax (in the manner set forth in Section 4(h) hereof) to the Holder and to each other holder of Debentures, a notice ("Company Notice of Conversion Price Adjustment") setting forth the Fixed Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

          (v) In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then each holder of Debentures then outstanding shall have the right thereafter to convert such Debentures only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange (except in the event the property is cash, then the Holder shall have the right to convert the Debentures and receive cash in the same manner as other stockholders), and the Holder shall be entitled upon such event to receive such amount of securities or property as the holder of shares of the Common Stock into which such Debentures could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this Section 4 upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges;

          (vi)     If:

               (A) the Company shall declare a dividend (or any other distribution) on its Common Stock; or

               (B) the Company shall declare a special non-recurring cash dividend redemption of its Common Stock; or

               (C) the Company shall authorize the grant to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

               (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company (other than a subdivision or combination of the outstanding shares of Common Stock), any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

               (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Debentures, and shall cause to be mailed and faxed to the Holder and each other holder of the Debentures at their last addresses and facsimile number set forth in the Debenture Register at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

     (d) Subject to the terms and limitations set forth in the Debentures and the Purchase Agreement, the Company covenants and agrees that it shall, at all times, authorize, reserve and keep available out of its unissued Common Stock solely for the purpose of issuance upon conversion of the Debentures as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder of the Debentures, the number of shares of Common Stock as shall be issuable (taking into account the adjustments and restrictions of this Section 4 hereof) upon the conversion of the aggregate principal amount of the outstanding Debentures. The Company covenants that, subject to the limitations set forth in this Section 4(d), all shares of Common Stock that shall be issuable upon conversion of the Debentures shall, upon issuance, be duly and validly authorized and issued and fully paid and non-assessable.

     (e) No fractional shares of Common Stock shall be issuable upon a conversion hereunder and the number of shares to be issued shall be rounded up to the nearest whole share. If a fractional share interest arises upon any conversion hereunder, the Company shall eliminate such fractional share interest by issuing to the Holder an additional full share of Common Stock.

     (f) The Debentures converted into Common Stock shall be canceled upon conversion.

     (g) On the Maturity Date (October 1, 2005), the unconverted principal amount of the Debentures shall either be paid off in full by the Company or, if payment in full is not received within ten (10) Business Days after the Maturity Date, convert, at the option of the Holder, into shares of Common Stock at the Conversion Price.

     (h) Each Notice of Conversion shall be given by facsimile to the Company no later than 4:00 pm New York time on any Business Day, at the facsimile telephone number and address of the principal place of business of the Company. Any such notice shall be deemed given and effective upon the transmission of such facsimile at the facsimile telephone number specified in the Purchase Agreement (with printed confirmation of transmission). In the event that the Company receives the Notice of Conversion after 4:00 p.m. New York time on any day, or the Holder receives the Company Notice of Conversion Price Adjustment after 4:00 p.m. New York time, any such notice shall be deemed to have been given on the next Business Day.

     Section  5.     Redemption  of  Debentures.
     ----------      --------------------------
     (a) On the Maturity Date, the Company shall redeem the outstanding Debentures held by the Holder for the Redemption Price. Prior to the Maturity Date, the Company may redeem all or any portion of the Debentures for the Redemption Price.

     (b) Except as provided in this section 5, neither the Holder nor the Company may demand that the Debentures be redeemed. Until all of the Debentures have been converted, in the event that the Company and each of its subsidiaries engages, in a single transaction or a series of related transactions, that cause it to (i) consolidate with or merge with or into any other Person, (ii) permit any other Person to consolidate with or merge into it, or (iii) undergo a Change in Control, then at the option of the Company exercisable by giving thirty (30) days written notice to the Holder, the Company may request that the Holder convert all Debentures then held by the Holder into Common Stock upon the terms and conditions set forth in this Debenture. If the Holder does not comply with such request, the Company may redeem all Debentures held by the Holder for the Redemption Price. The Company is not obligated to provide for redemption of the Debentures through a sinking fund.

     (c) No redemption shall be made and no sum set aside for such redemption at any time that the terms or provisions of any indenture or agreement of the Company, including any agreement relating to indebtedness, specifically prohibits such redemption or setting aside or provides that such redemption or setting aside would constitute a breach or default thereunder (after notice or lapse of time or both), except with the written consent of the lender or other parties to said agreement as the case may be.

     (d) In the event the Company shall redeem the Debentures as provided herein, notice of such redemption shall be given by first class mail, postage prepaid, or by confirmed facsimile transmission, not less than thirty (30) business days prior to the date fixed by the Board for redemption to each holder of Debentures at the address that appears on the Company's stock record books; provided, however, that no failure to provide such notice nor any defect therein shall affect the validity of the redemption proceeding except as to the holder to whom the Company has failed to send such notice or whose notice was defective. Each notice shall state (i) the redemption date, (ii) the principal amount of Debentures to be redeemed; (iii) the Redemption Price; and (iv) the place or places where Debentures are to be surrendered for payment. When notice has been provided as aforesaid then from and after the redemption date (unless default shall be made by the Company in providing money for the payment of the Redemption Price of the Debentures called for redemption) said Debentures shall no longer be deemed to be outstanding and all rights of the Holders thereof shall cease (other than the right to receive the Redemption Price or Common
Stock with respect to converted Debentures). Upon surrender of the Debentures they shall be redeemed by the Company at the Redemption Price.

     Section  6.     Absolute  Payment  Obligation;  Limitation  on  Prepayment.
     ----------      ----------------------------------------------------------
Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein. The Company may not prepay any portion of the outstanding principal amount on the Debentures except in accordance with the Purchase Agreement or Section 5 hereof.

     Section  7.     No  Rights  of  Stockholders.  Except as otherwise provided
     -----------     ----------------------------
herein or in the Purchase Agreement, this Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote on or consent to any action, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

     Section  8.     Loss,  Theft, Mutilation or Destruction.  If this Debenture
     -----------     ---------------------------------------
shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed
Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of an affidavit of such loss, theft or destruction of such Debenture, and, if requested by the Company, an agreement to indemnity the Company in form reasonably acceptable to the Company.

     Section  9.     Governing  Law.  This  Debenture  shall  be governed by and
     -----------     --------------
construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Any action to enforce the terms of this Debenture, the Purchase Agreement or any other Transaction Document shall be exclusively brought in the state and/or federal courts in the state and county of New York. Service of process in any action by the Holder to enforce the terms of this Debenture may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to the Company at its address set forth in the Purchase Agreement.

     Section  10.     Notices.  Any  notice,  request,  demand, waiver, consent,
     ------------     -------
approval or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed duly given only if delivered to the party personally or sent to the party by facsimile upon electronic confirmation receipt (promptly followed by a hard-copy delivered in accordance with this Section 10) or three days after being mailed by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, or if sent by nationally recognized overnight courier, one day after being mailed, addressed to the party at its address as set forth in the Purchase Agreement or such other address as may be designated hereafter by notice given pursuant to the terms of this Section 10.

     Section  11.     Waiver.  Any  waiver  by  the  Company  or the Holder of a
     ------------     ------
breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture in any other occasion. Any waiver must be in writing.

     Section  12.     Invalidity.  If any provision of this Debenture is held to
     ------------     ----------
be invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is held to be inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

     Section  13.     Payment  Dates.  Whenever  any payment or other obligation
     ------------     --------------
hereunder shall be due on a day other than a Business Day, such payment shall be made on the next following Business Day.

     Section  14.     Transfer;  Assignment.  This  Debenture  may  not  be
     ------------     ---------------------
transferred or assigned, in whole or in part, at any time, except in compliance by the transferor and the transferee with applicable federal and state securities laws.

     Section  15.     Fees  of Enforcement. (a) In the event any Party commences
     ------------     --------------------
legal action to enforce its rights under this Debenture, the non-prevailing party shall pay all reasonable costs and expenses (including but not limited to reasonable attorney's fees, accountant's fees, appraiser's fees and investigative fees) incurred in enforcing such rights.

     (b) Whenever the Company is obligated to purchase or redeem the Debentures, and the Redemption Price is not paid to the Holder by the tenth (10th) day after the Redemption Price is due and payable to such Holder, the Company shall thereafter pay interest to such Holder on the unpaid portion of the Redemption Price at the rate of ten percent (10%) per annum, until the Redemption Price is paid in full.

     The Company has caused this instrument to be duly executed by an officer thereunto duly authorized as of the date first above indicated.

                                   Cordexa  Holdings,  Inc.


                                   By:  /s/Scott  Kerr
                                        --------------
                                        Name:  Scott  Kerr
                                        Title:   President

                                   APPENDIX I


                              NOTICE OF CONVERSION
                          AT THE ELECTION OF THE HOLDER

(To be Executed by the Registered Holder in order to Convert the Debentures)

The undersigned hereby elects to convert the attached Debenture into shares of Common Stock, par value $.001 per share (the "Common Stock"), of Cordexa Holdings, Inc. (the "Company"), according to the provisions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.


Conversion  calculations:
                             ---------------------------------------------------
                             Date to  Effect  Conversion

                              --------------------------------------------------
                             Principal  Amount  of  Debentures  to be Converted

                             ---------------------------------------------------
                             Applicable Conversion Price (Pursuant to Section 4)

                             ---------------------------------------------------
                             Number  of Shares  to  be  Issued  Upon  Conversion

                             ---------------------------------------------------
                             Signature

                             ---------------------------------------------------
                             Name

                             ---------------------------------------------------
                             Address